EXHIBIT 4.7
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                         AMENDMENT TO INDENTURE


     This AMENDMENT TO INDENTURE ("Amendment") is entered into as of January 23, 1998 by and between Sun World International, Inc. ("Issuer"), Cadiz Land Company, Inc. ("Parent Guarantor"), Sun World Management Corporation, Sun World Brands, Sun World/Rayo, Sun Desert, Inc., and Coachella Growers (collectively, "Subsidiary Guarantors"), and IBJ Schroder Bank & Trust Company (the "Trustee"). The parties to this Amendment are hereinafter sometimes referred to collectively as the "Parties."

                                   RECITALS:
                                  ----------

     WHEREAS, the Parties have entered into an Indenture dated as of April 16, 1997, as amended (the "Indenture"); and

     WHEREAS, pursuant to Section 12.03(a) of the Indenture, Agri-Land Realty, Inc., Big Valley Leasing, Inc., Dinuba Packing Corporation, Pacific Farm Service, Inc., SFC Marketing Corporation, Sun World Avocado, Sun World Export, Inc., and SW Harvest, Inc. (formerly Sun Harvest, Inc.), each of which was originally a party to the Indenture, have merged with and into the Issuer effective as of December 31, 1997, as a consequence of which the Guarantees of such entities automatically terminated and such entities are no longer Subsidiary Guarantors under the Indenture; and

     WHEREAS, the Parties wish to amend the Indenture in order to correct certain ambiguities, inconsistencies and defects within the Indenture; and

     WHEREAS, this Amendment will serve to accurately reflect the intent of the parties and will not adversely affect the legal rights of any Holder of a Note (as defined in the Indenture); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, this Amendment may be entered into by the Parties without the consent of any Holder of a Note;

     NOW THEREFORE, in consideration of the above recitals, the promises and the mutual representations, warranties, covenants and agreements herein contained, the Parties hereby agree as follows:

     1. AMENDMENT OF INDENTURE. The Indenture is hereby amended as set forth below:

          a.   INVESTMENTS.  The definition of the term "Investments" in
Section 1.01 of the Indenture is hereby amended in full as follows:

               "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. Without limitation of the foregoing, any acquisition by a Person of assets which do not constitute an Investment under the preceding sentence and which are not classified as an investment on a balance sheet prepared by such Person in accordance with GAAP shall not be deemed an Investment hereunder. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in
          Section 4.07."

          b.   SECTION 12.03 (b).  The initial paragraph of Section
12.03(b) of the Indenture is hereby amended by the addition, at the beginning of such paragraph, of the following language:

             "(b) Except for transactions completed in furtherance of the requirements of Section 4.16(a) hereof,."

     2. EXISTING INDENTURE. Except as otherwise amended or modified herein or hereby, the provisions of the Indenture are hereby reaffirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the Parties has caused this Amendment to Indenture to be executed and deliverd by their duly authorized officers as of the date first above written.

SUN WORLD INTERNATIONAL, INC.

By:  /s/    Stanley E. Speer
   -------------------------------
     Name:   Stanley E. Speer
     Title:  Chief Financial Officer

CADIZ LAND COMPANY, INC.

By:  /s/  Stanley E. Speer
   --------------------------------
    Name:   Stanley E. Speer
    Title:  Chief Financial Officer

SUN WORLD MANAGEMENT CORPORATION
SUN WORLD BRANDS
SUN WORLD/RAYO
SUN DESERT, INC.
COACHELLA GROWERS

By:  /s/  Stanley E. Speer
   ----------------------------------
    Name:   Stanley E. Speer
    Title:  Chief Financial Officer

IBJ SCHRODER BANK & TRUST COMPANY,
as Trustee

By:  /s/  Luis Perez
    ----------------------------------
    Name:   Luis Perez
    Title:  Assistant Vice President